As filed with the Securities and Exchange Commission on October 31, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MEDALLION FINANCIAL CORP.
               (Exact name of issuer as specified in its charter)


           Delaware                                             04-3291176
           --------                                             ----------
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation or                                  Identification Number)
        organization)

                               437 Madison Avenue
                            New York, New York 10022
                            -------------------------
          (Address, including zip code, of principal executive offices)


      Medallion Financial Corp. Amended and Restated 1996 Stock Option Plan
                            (Full title of the plan)

                                 Alvin Murstein
                             Chief Executive Officer
                            Medallion Financial Corp.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 328-2100
 ------------------------------------------------------------------------------
 (Name, address (including zip code) and telephone number (including area code)
                              of agent for service)

                           --------------------------
                                    COPY TO:

                           Christopher E. Manno, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed          Proposed
Title of        Amount to be       maximum           maximum          Amount of
securities to    registered    offering price       aggregate       registration
be registered         (1)       per share (2)   offering price (2)      fee
--------------------------------------------------------------------------------
Common Stock,
$0.01 par
value per share   1,500,000        $4.71           $7,065,000         $649.98
--------------------------------------------------------------------------------

(1) This Registration Statement covers 1,500,000 additional shares authorized to be issued under the Medallion Financial Corp. Amended and Restated 1996 Stock Option Plan (the "Plan"). In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of high and low prices reported on the NASDAQ National Market on October 28, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Medallion Financial Corp. (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002 and June 30, 2002, filed pursuant to the Exchange Act.

          (c) The Company's Current Reports on Form 8-K, filed on July 29, 2002 and September 18, 2002 filed pursuant to the Exchange Act.

          (d) The description of the Common Stock of the Company, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A, filed pursuant to the Exchange Act on February 26, 1996, which description is contained in the Company's Registration Statement on Form N-2, filed pursuant to the Securities Act on February 26, 1996, as updated in the Company's Registration Statement on Form N-2 (under the heading "Description of Capital Stock"), filed pursuant to the Securities Act on May 2, 2001.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 ("Annual Report") incorporated herein by reference were audited by the Company's former independent auditor, Arthur Andersen LLP ("Andersen"). Effective July 29, 2002, the Company dismissed its independent auditors, Andersen, in view of recent developments involving Andersen, and engaged

PricewaterhouseCoopers LLP to serve as the Company's independent public accountants and to audit the financial statements for the fiscal year ending December 31, 2002.

     The Company would ordinarily be required to obtain the consent of Andersen to the incorporation by reference of Andersen's audit report and the audited financial statements in the Annual Report. However, Andersen was indicted and found guilty of federal obstruction of justice charges and has informed the Company that it is no longer able to provide such consent as a result of the departure from Andersen of the former partner and manager responsible for audit report. Under these circumstances, Rule 437a under the Securities Act permits the Company to incorporate the audit report and the audited financial statements herein without obtaining the consent of Andersen.

     Because Andersen has not consented to the inclusion of its audit report in this Registration Statement, individuals purchasing securities pursuant to this Registration Statement may not be able to recover any losses or damages from Andersen pursuant to the Securities Act if the audit report or the audited financial statements in the Annual Report are deficient or otherwise violate the Securities Act.

     Section 11(a) of the Securities Act provides that if any part of a registration statement, at the time such registration statement becomes effective, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless such person knows of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement, or as having prepared or certified any report or valuation that is used in connection with the registration statement, with respect to any statement in such registration statement, report or valuation that purports to have been prepared or certified by the accountant.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. As of the date of this Registration Statement, Mario M. Cuomo, a non-employee director of the Company, is a partner with the law firm of Willkie Farr & Gallagher.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court. Article TENTH of the Company's Certificate of Incorporation as currently in effect provides that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH permits the board of directors of the Company to authorize the grant of indemnification rights to other employees and agents of the Company and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

     Article V, Section 2 of the Company's By-Laws provides that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of the Company's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not then permitted under the Delaware General Corporation Law.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
----------

   5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares of Common Stock to be originally issued pursuant to the Plan.

   23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act).

   23.2        Consent of Willkie Farr & Gallagher (included in Exhibit 5).

   24          Power of Attorney (reference is made to the signature page).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of October, 2002.

                                       MEDALLION FINANCIAL CORP.


                                       By:  /s/ Alvin Murstein
                                            ---------------------------
                                            Alvin Murstein
                                            Chairman of the Board
                                            and Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alvin Murstein and Andrew M. Murstein, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                        Title                        Date
       ---------                        -----                        ----

/s/ Alvin Murstein            Chairman of the Board and         October 28, 2002
-------------------------     Chief Executive Officer
Alvin Murstein                (Principal Executive Officer)


/s/ James E. Jack             Executive Vice President          October 28, 2002
-------------------------     and Chief Financial Officer
James E. Jack                 (Principal Financial Officer)


/s/ Larry D. Hall             Chief Accounting Officer          October 17, 2002
-------------------------     and Assistant Treasurer
Larry D. Hall                 (Principal Accounting Officer)


/s/ Andrew M. Murstein        President and Director            October 28, 2002
-------------------------
Andrew M. Murstein


/s/ Mario M. Cuomo            Director                          October 29, 2002
-------------------------
Mario M. Cuomo


/s/ Frederick S. Hammer       Director                          October 28, 2002
-------------------------
Frederick S. Hammer

/s/ Stanley Kreitman          Director                          October 28, 2002
-------------------------
Stanley Kreitman


/s/ David L. Rudnick          Director                          October 16, 2002
-------------------------
David L. Rudnick

                                  EXHIBIT INDEX

     Exhibit No.                              Description
---------------------  ---------------------------------------------------------
          5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the shares of Common Stock to be originally issued pursuant to the Plan.

        23.2           Consent of Willkie Farr & Gallagher (contained in Exhibit
                       5).

         24 Power of Attorney (reference is made to the signature page).